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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2021

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 5000
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01    Regulation FD Disclosure
On March 2, 2021, Lyft, Inc. (the “Company” or “Lyft”), provided an update on business trends for the month of February 2021 relative to updates provided on the Company’s fourth quarter earnings call on February 9, 2021.
In February, average daily rideshare rides increased 4.0% month-over-month relative to the average daily rideshare ride volume in January 2021. As described on Lyft’s fourth quarter earnings call, weather in the first quarter is highly unpredictable and severe storms can shut down cities and impact rides. In particular, the week ending February 21, 2021 was impacted by severe winter storms affecting multiple US states. Average daily rideshare ride volume in February, excluding the week ending February 21st, increased 5.4% vs. the average daily rideshare ride volume in January 2021. Rideshare ride volume during the week ending February 28th reached a new record level for 2021 and was the Company’s best week since March 2020.
Using actual rideshare ride volume for January and February and applying February’s average daily rideshare ride volume to the 31 days in March implies first quarter rideshare ride volume would be down 1.2% quarter-on-quarter. As a point of comparison, on its most recent earnings call the Company noted that just applying January’s average daily rideshare ride volume to the 90 days in the first quarter would imply a 4% decline in rideshare rides quarter-on-quarter.
The Company continues to expect average daily rideshare ride volume in the first quarter of 2021 will exceed average daily rideshare ride volume in the fourth quarter of 2020. Lyft also expects that the first quarter will show three consecutive months of average daily rideshare ride growth. This would be a positive contrast to the fourth quarter of 2020 when average daily rideshare ride volume decreased sequentially in the months of November and December. Finally, the Company expects rideshare ride volume beginning the week ending March 21, 2021 to show positive year-on-year growth. This growth trend is expected to continue through the duration of 2021 barring a significant worsening of COVID-19 conditions.
Consistent with Lyft’s prior outlook and given the continued pandemic overhang, Lyft expects that first quarter rideshare rides could be flat or slightly down relative to the fourth quarter of 2020. In terms of the quarterly comparison, it’s worth noting that the first quarter ending March 31, 2021 has two fewer days than the quarter ending December 31, 2020 (90 vs. 92 days). If the first quarter had the same number of days as the fourth quarter of 2020, this outlook would translate to a slight increase in rideshare ride volume quarter-over-quarter.
The Company continues to demonstrate strong cost control within its previously provided revenue range for the first quarter of 2021. Lyft now expects it can manage its Adjusted EBITDA loss in the first quarter of 2021 to $135 million, an improvement from the prior outlook of between $145 and $150 million. The Company attributes the improvement in its Adjusted EBITDA outlook to reduced operating expenses and to Contribution Margin, which is expected to be at the top end of the previously provided range. In spite of this improved Adjusted EBITDA outlook, Lyft is continuing to fund strategic investments in new initiatives to expand its total addressable market over time and drive long-term growth.
The Company’s outlook for the first quarter of 2021 assumes the operating environment does not materially deteriorate.
Lyft plans to release financial results for the first quarter ended March 31, 2021 in early May.
Disclosure Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter account (@lyft), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/lyftself-driving, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,”

“estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding trends in Lyft’s business and the related impact of COVID-19 and other events or conditions, and Lyft’s future financial and operating performance, including its outlook for Adjusted EBITDA and expectations regarding revenue, reduced operating expenses, Contribution and Contribution Margin. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic and individual, business and government responses thereto, on our business, operations and the economy, risks related to weather or other unexpected events that affect the rideshare market, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Guidance for Adjusted EBITDA loss excludes interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, restructuring and related charges, and costs related to the transfer of certain legacy auto insurance liabilities. Guidance for Contribution excludes amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities. Guidance for Contribution Margin is calculated as Contribution for the period divided by revenue for the same period. We have not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as stock-based compensation expense. We have not reconciled Contribution guidance to GAAP revenue less cost of revenue because we do not provide guidance on GAAP cost of revenue or the reconciling items between Contribution and GAAP revenue less cost of revenue as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted EBITDA and Contribution for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted EBITDA and Contribution is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.
Lyft uses Adjusted EBITDA, Contribution, and Contribution Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted

EBITDA is a key performance measure that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, Lyft uses Adjusted EBITDA for business planning purposes.
Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA, Contribution and Contribution Margin should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: March 2, 2021	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer